Exhibit 16.1

January 16, 2026

U.S. Securities and Exchange Commission

100 F Street, N.E.
Washington, DC 20549

Commissioners:

This letter is to confirm that, as of January 12, 2026, the client-auditor relationship between Crown Electrokinetics Corp. and Frank, Rimerman + Co. LLP has ceased.

We have read the statements made by Crown Electrokinetics Corp. under Item 4.01 of Form 8-K dated January 16, 2026. We agree with the statements concerning our Firm contained therein.

Yours truly,

/s/ Frank, Rimerman + Co. LLP

San Francisco, California